UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 13, 2016

Rennova Health, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-35141	68-0370244
(Commission File Number)	(I.R.S. Employer Identification No.)

400 S. Australian Avenue, Suite 800, West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

(561) 855-1626
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On July 13, 2016, Rennova Health, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Joseph Gunnar & Co., LLC, as representative of the several underwriters identified therein (the “Underwriters”), relating to the Company’s public offering (the “Offering”) of 19,115,000 Class A Units (the “Firm Class A Units”) at a price to the public of $0.45 per Firm Class A Unit, with each Firm Class A Unit consisting of one share of the Company's common stock, par value $0.01 per share (the “Common Stock”), and one immediately exercisable five-year warrant (the “Warrants”) to purchase one share of Common Stock with an exercise price of $0.45 per share (collectively, the “Firm Securities”). Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 45-day option (the “Option”) to purchase up to an additional 2,867,250 shares of common stock and/or warrants to purchase up to an additional 2,867,250 shares of common stock at the public offering price less underwriting discounts and commissions to cover over-allotments. On July 15, 2016, the Underwriters partially exercised the Option to purchase 303,633 Warrants (the “Option Warrants”).

The Underwriters agreed to purchase the Firm Class A Units from the Company pursuant to the Underwriting Agreement, at a purchase price of $0.4185 per Firm Class A Unit. The Firm Securities and Option Warrants were offered, issued and sold under a prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to an effective registration statement filed with the SEC on Form S-1 (Registration No. 333-211515) pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

The Underwriting Agreement contained customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and were subject to limitations agreed upon by the contracting parties.

The Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

The Warrants were issued pursuant to a Warrant Agency Agreement, dated as of July 19, 2015 (the “Warrant Agreement”), between the Company and Computershare Inc. and its wholly-owned subsidiary, Computershare Trust Company, N.A., as Warrant Agent. The Warrant Agreement is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information disclosed in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed, on July 11, 2016, the Company entered into Exchange Agreements with the holders of the Company’s Series C Convertible Preferred Stock (the “Series C Preferred Stock”) and the holders of the Company’s warrants to purchase shares of common stock issued December 30, 2015, to exchange such securities for shares of a newly-authorized Series G Convertible Preferred Stock ("Series G Preferred Stock") and new warrants to purchase shares of common stock (the “Exchange”). With a public offering price of $0.45 for the Firm Class A Units in the Offering, 8,740 shares of Series C Preferred Stock and 6,451,611 warrants to purchase shares of common stock were exchanged for 13,793 shares of Series G Preferred Stock and 10,249,517 new warrants to purchase shares of common stock. The Exchange closed on July 19, 2016. On July 6, 2016, shareholders representing approximately 74% of the voting power of the Company approved the Exchange. The Exchange was made in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 3(a)(9) thereof based on the representations of the holders. No commission or other remuneration was paid or given directly or indirectly for soliciting the Exchange.

On July 18, 2016, the Company filed a Certificate of Designation with the Secretary of State of the State of Delaware to authorize the issuance of up to 14,000 shares of Series G Preferred Stock. The following summary of certain terms and provisions of the Company's Series G Preferred is subject to, and qualified in its entirety by reference to, the terms and provisions set forth in the Company's certificate of designation of preferences, rights and limitations of Series G Preferred Stock.

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General. The Company’s board of directors has designated up to 14,000 shares of the 5,000,000 authorized shares of preferred stock as Series G Preferred Stock.

Rank. The Series G Preferred Stock ranks on parity to the Company’s common stock.

Conversion.  Each share of the Series G Preferred Stock is convertible into shares of the Company’s common stock (subject to adjustment as provided in the related certificate of designation of preferences, rights and limitations) at any time at the option of the holder at a conversion price equal to the stated value of the Series G Preferred Stock of $1,000 per share divided by $0.45. Holders of Series G Preferred Stock are prohibited from converting Series G Preferred Stock into shares of the Company’s common stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 4.99% of the total number of shares of the Company’s common stock then issued and outstanding. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice to us.

Liquidation Preference.  In the event of the Company’s liquidation, dissolution or winding-up, holders of Series G Preferred Stock will be entitled to receive an amount equal to $1,000 per share before any distribution shall be made to the holders of any junior securities, and then will be entitled to receive the same amount that a holder of common stock would receive if the Series G Preferred Stock were fully converted into shares of the Company’s common stock at the conversion price (disregarding for such purposes any conversion limitations) which amounts shall be paid pari passu with all holders of common stock.

Voting Rights.  Shares of Series G Preferred Stock generally have no voting rights, except as required by law and except that the affirmative vote of the holders of at least 75% of the then outstanding shares of Series G Preferred Stock is required to (a) alter or change adversely the powers, preferences or rights given to the Series G Preferred Stock, (b) amend the Company’s certificate of incorporation or other charter documents in any manner that materially adversely affects any rights of the holders, (c) increase the number of authorized shares of Series G Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Dividends.  Shares of Series G Preferred Stock are not be entitled to receive any dividends, unless and until specifically declared by the Company’s board of directors. The holders of the Series G Preferred Stock will participate, on an as-if-converted-to-common stock basis, in any dividends to the holders of common stock.

Redemption.  The Company is not obligated to redeem or repurchase any shares of Series G Preferred Stock. Shares of Series G Preferred Stock are not otherwise entitled to any redemption rights or mandatory sinking fund or analogous fund provisions.

Negative Covenants.  As long as any shares of Series G Preferred Stock are outstanding, unless the holders of at least 75% of the then outstanding shares of Series G Preferred Stock shall have given prior written consent, the Company may not, and shall not permit any of the Company’s subsidiaries to, directly or indirectly (a) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of common stock or common stock equivalents or junior securities (as such terms are defined in the Series G Preferred Stock Certificate of Designation), with certain exceptions, (b) pay cash dividends or distributions on junior securities (which includes our common stock), (c) enter into any transaction with any affiliate which would be required to be disclosed in any public filing with the SEC, unless it is made on an arm's-length basis and expressly approved by a majority of our disinterested directors (even if less than a quorum), (d) enter into any agreement to effect any issuance by the Company or any subsidiary of common stock or common stock equivalents (or a combination thereof) involving a variable rate transaction (as defined in the Series G Preferred Stock Certificate of Designation), or (e) enter into any agreements with respect to any of the foregoing.

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The foregoing description of the Series G Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation for the Series G Preferred Stock, a copy of which is filed as Exhibit 3.1, and is hereby incorporated into this report by reference.

Item 8.01.  Other Events.

On July 13, 2016, the Company issued a press release announcing that it had priced the Offering. On July 19, 2016, the Company issued a press release announcing that it had closed the Offering. A copy of these press releases are attached as Exhibits 99.1 and 99.2 to this Current Report and incorporated by reference herein.

On July 19, 2016, the Company closed the Offering for net proceeds of approximately $7.3 million or approximately $8.5 million if the Underwriters exercise the Option in full after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company. The shares of Common Stock and the Warrants are listed on The NASDAQ Capital Market. No assurance can be given that a trading market will develop.

Item 9.01.  Financial Statements and Exhibits.

(d)

Exhibit No.	Exhibit Description

1.1	Underwriting Agreement, between Joseph Gunnar & Co., LLC, as representative of the several underwriters, and Rennova Health, Inc.
3.1	Certificate of Designation for Series G Convertible Preferred Stock.
4.1	Warrant Agency Agreement, dated as of July 19, 2016, between Rennova Health, Inc. and Computershare Inc. and its wholly-owned subsidiary, Computershare Trust Company, N.A.
99.1	Press Release dated July 13, 2016.
99.2	Press Release dated July 19, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2016	RENNOVA HEALTH, INC.

	By:	/s/ Seamus Lagan
Seamus Lagan
Chief Executive Officer
(principal executive officer)

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EXHIBIT INDEX

Exhibit No.	Exhibit Description

1.1	Underwriting Agreement, between Joseph Gunnar & Co., LLC, as representative of the several underwriters, and Rennova Health, Inc.
3.1	Certificate of Designation for Series G Convertible Preferred Stock.
4.1	Warrant Agency Agreement, dated as of July 19, 2016, between Rennova Health, Inc. and Computershare Inc. and its wholly-owned subsidiary, Computershare Trust Company, N.A.
99.1	Press Release dated July 13, 2016.
99.2	Press Release dated July 19, 2016.

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